Exhibit 99.1

August 21, 2017

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Relationship Management

Re: Nexstar CVR Distribution Notice

Ladies and Gentlemen:

Reference is made to that certain Contingent Value Rights Agreement, dated as of January 13, 2017, between Nexstar Broadcasting Group, Inc. (n/k/a Nexstar Media Group, Inc.) (“Nexstar”) and American Stock Transfer & Trust Company, LLC (the “CVR Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the CVR Agreement.

Please be advised that, pursuant to Section 3.5(c) of the CVR Agreement, Nexstar has calculated the Payment Amount as of August 21, 2017. Such amount is set forth below:

Payment Amount	$258,647,214

The calculations made by Nexstar to determine each such estimated amount are set forth on Annex A attached hereto.  The CVR Payment Date will be August 28, 2017.

Sincerely,

NEXSTAR MEDIA GROUP, INC.
By:
Name:	Thomas E. Carter

Title:	Chief Financial Officer

Annex A - Calculations of Estimated Amounts under the CVR Agreement

Gross Proceeds from the Spectrum Auction	$ 478,608,583
Less - Company Transaction Expenses	$ 24,471,541
Less - Company BCF Adjustment	$ -
Less - Company Tax Adjustment	$ 181,654,817
Total Company Proceeds	$ 272,482,225 (a)

Estimated Sharing Percentage	$ 100% (b)
Aggregate Fees and Expenses of the Rights Agent	$ 32,000 (c)
Aggregate Fees and Expenses of Parent’s Certified Public Accounting Firm	$ 190,000 (d)

Distribution Amount - Total Company Proceeds (a) multiplied by the Estimated Sharing Percentage (b) less (c) less (d)	$ 272,260,225 (e)

Aggregate Holdback Amount	$ 13,613,011 (f)

Payment Amount - Distribution Amount (e) less (f) less (c)	$ 258,647,214